Exhibit 10.2

Equity Exchange Agreement
(Summary Translation)

This Equity Exchange Agreement (this “Agreement”) is entered into on August 21, 2014 by and between Guiyang Dalin Biotechnology Co., Ltd. (the “Guiyang Dalin”) and Guizhou Eakan Pharmaceutical Co., Ltd. (the “Guizhou Eakan”).

WHEREAS, both Guiyang Dalin and Guizhou Eakan are shareholders of Guizhou Taibang Biological Products Co., Ltd. (“Guizhou Taibang”).

WHEREAS, the registered capital increase of Guizhou Taibang (the “Capital Increase”) adopted by shareholders’ resolutions on November 13, 2013 have not been registered with the competent industry and commerce agency.

WHEREAS, Guizhou Eakan holds 19% registered equity interests (the “Taibang Equities”), and Guiyang Dalin holds 54% registered equity interests, of Guizhou Taibang, calculated on the basis of the paid-in capital without regard to the Capital Increase for purposes of this Agreement.

WHEREAS, Guiyang Dalin is a wholly-owned subsidiary of China Biologic Products, Inc. (NASDAQ: CBPO). For equity financing purposes, Guiyang Dalin has established a subsidiary, Shanghai Qiansen Investment Managing Co., Ltd. (the “Acquisition SPV”), of which Guiyang Dalin holds 100% registered equity interests (the “SPV Equities”).

WHEREAS, Guizhou Eakan desires to sell, and Guiyang Dalin desires to purchase, the Taibang Equities, the consideration for which transaction shall be satisfied through (i) the transfer of the SPV Equities and (ii) the payment of the Distributable Profits Compensation (as defined in the Registered Equity Purchase Agreement) to Guizhou Eakan.

NOW THEREFORE, in consideration of the mutual promises, covenants, representations, warranties and agreements hereinafter set forth, the parties hereto intending to be legally bound hereto hereby agree as follows:

Section 2            Equity Exchange

2.1           Guizhou Eakan agrees to sell the Taibang Equities in exchange for the SPV Equities held by Guiyang Dalin (the “Equity Exchange”).

2.2           The subject equity interests under the Equity Exchange refer to the Taibang Equities and the SPV Equities.

Section 3 Consideration for Equity Exchange

3.1           The parties agree that the portion of the purchase price of the Taibang Equities in exchange for the SPV Equities shall be RMB462,000,000 (the “Equity Exchange Price”).

3.2           Guiyang Dalin further agrees to pay to Guizhou Eakan the Distributable Profits Compensation (RMB55,102,000). The parties acknowledge and agree that, if the dividend payment derived from the Taibang Equities actually received by Guiyang Dalin after the closing of the Equity Exchange exceeds or falls below Distributable Profits Compensation (RMB55,102,000), neither party shall have the right to claim against the other party for such surplus or shortfall.

3.3           The parties agree and acknowledge that unless they otherwise agree upon a new amount for the Equity Exchange Price, the Equity Exchange shall be consummated on the basis of the Equity Exchange Price as set forth in Section 3.1 without regard to any valuation of the Taibang Equities and the SPV Equities at the request of governmental authorities, which may differ from the Equity Exchange Price.

Section 4            Closing

4.1           The Closing of Equity Exchange.

4.1.1        Unless this Agreement is terminated and the Equity Exchange contemplated hereunder is abandoned pursuant to Section 8, and subject to the satisfaction or waiver of all the conditions precedent set forth in Section 7, the parties shall cause Guizhou Taibang and the Acquisition SPV to complete the registration procedures (the “AIC Registration Procedures”) of the Equity Exchange with the competent industry and commerce agencies as soon as reasonably practicable and shall cause the closing of the Equity Exchange to occur as soon as practicable.

4.1.2        The payment hereunder shall be made through the Equity Exchange and a cash payment of the Distributable Profits Compensation. The Equity Exchange Price shall be satisfied by way of the Equity Exchange, and the Distributable Profits Compensation (RMB55,102,000) shall be paid in cash to the bank account designated by Guizhou Eakan pursuant to this Agreement and the Registered Equity Purchase Agreement.

4.1.3        Concurrent with the application for the AIC Registration Procedures for the transfer of the SPV Equities, Guiyang Dalin shall cooperate with Guizhou Eakan and the Acquisition SPV to apply for the registration of the change in legal representative, directors, supervisors and managers, and complete the transition of their duties in the Acquisition SPV.

Section 8            Amendment, Termination and Default

8.1           Unless otherwise stipulated in this Agreement, the parties hereto may amend or terminate this Agreement by mutual consent in writing. To the extent necessary, the parties hereto may enter into a supplemental agreement to supplement this Agreement with additional terms and conditions.

8.2           Pursuant to Section 2.2.2 of the Registered Equity Purchase Agreement, within five (5) business days following the execution of the Registered Equity Purchase Agreement and this Agreement, Guiyang Dalin shall make full payment of the Distributable Profits Compensation to Guizhou Eakan. In the event that the Distributable Profits Compensation has not been made within ten (10) business days following the execution of this Agreement due to no fault of Guiyang Dalin, either party may terminate this Agreement with a written notice (“Termination Notice”), unless Guizhou Eakan desires to perform this Agreement. This Agreement shall be terminated upon the receipt of the Termination Notice by either party.

8.3           After the execution of this Agreement, if the AIC Registration Procedures for the Taibang Equities have been completed but the AIC Registration Procedures for the SPV Equities fail to complete within thirty (30) business days following the payment of the Distributable Profits Compensation (the “Distributable Profits Payment Date”), Guizhou Eakan shall have the following options:

(1)           Guizhou Eakan may terminate this Agreement. After Guizhou Eakan delivers the Termination Notice to Guiyang Dalin, Guiyang Dalin shall, within five (5) business days following the termination of this Agreement, return the Taibang Equities for nil consideration to Guizhou Eakan and bear all taxes and fees incurred thereby. Guiyang Dalin shall also pay Guizhou Eakan liquidated damages in an amount equivalent to the Distributable Profits Compensation. For the avoidance of doubt, after Guizhou Eakan confirms that the AIC Registration Procedures for the return of Taibang Equities have been completed, Guizhou Eakan will not return to Guiyang Dalin the Distributable Profits Compensation which will set off the liquidated damages to be paid by Guiyang Dalin, and the Agreement is thereby terminated; or,

(2)           Guizhou Eakan may require Guiyang Dalin to perform this Agreement. From thirty (30) business days following the Distributable Profits Payment Date or the completion date of the AIC Registration Procedures for the Taibang Equities (whichever is earlier) through the completion date of the AIC Registration Procedures for the transfer of SPV Equities, Guiyang Dalin shall pay to Guizhou Eakan an amount equivalent to 0.03% of the Equity Exchange Price (RMB462,000,000) accrued on a daily basis.

8.4           After the execution of this Agreement, if the AIC Registration Procedures for the SPV Equities have been completed but the AIC Registration Procedures for the Taibang Equities fail to complete within thirty (30) business days following the Distributable Profits Payment Date, Guiyang Dalin shall have the follow options:

(1)           Guiyang Dalin may terminate this Agreement. After Guiyang Dalin delivers the Termination Notice to Guizhou Eakan, Guizhou Eakan shall, within five (5) business days following the termination of this Agreement, pay to Guiyang Dalin (or its designated party) the Distributable Profits Compensation and liquidated damages in an amount equivalent to the Distributable Profits Compensation, return the SPV Equities for nil consideration to Guizhou Dalin, and bear all taxes and fees incurred thereby. If Guizhou Eakan fails to timely refund the Distributable Profits Compensation or pay the liquidated damages, Guiyang Dalin shall, from the next day after the expiry of above-mentioned payment period, have the right to collect accrued interest at a rate equivalent to the then-current bank loan rate published by the People’s Bank of China for the corresponding period, and Guiyang Dalin shall have the right to use any available amount of future dividends to be received by Guizhou Eakan to set off the Distributable Profits Compensation, liquidated damages and any accrued interest to be paid by Guizhou Eakan. If Guizhou Eakan fails to timely return the SPV Equities, it shall pay to Guiyang Dalin an amount equivalent to 0.03% of the Equity Exchange Price (RMB462,000,000) accrued on a daily basis; or

(2)           Guiyang Dalin may require Guizhou Eakan to perform this Agreement. From thirty (30) business days following the Distributable Profits Payment Date or the completion date of the AIC Registration Procedures for the transfer of the SPV Equities (whichever is earlier) through the completion date of the AIC Registration Procedures for the Taibang Equities, Guizhou Eakan shall pay to Guiyang Dalin an amount equivalent to 0.03% of sum of the Equity Exchange Price and the Distributable Profits Compensation (RMB517,102,000) accrued on a daily basis.

8.5           After the execution of this Agreement, if the AIC Registration Procedures for either the SPV Equities or the Taibang Equities fail to complete within thirty (30) business days after the Distributable Profits Payment Date due to no fault of either party, either party shall have the right to terminate this Agreement. Guizhou Eakan shall, within five (5) business days following the termination of this Agreement, return to Guiyang Dalin (or its designated party) the Distributable Profits Compensation without any accrued interest. If Guizhou Eakan fails to timely make such payment, Guiyang Dalin shall, from the expiry of above-mentioned payment period, have the right to collect accrued interest at a rate equivalent to the then-current bank loan rate published by the People’s Bank of China for the corresponding period, and Guiyang Dalin shall have the right to use any available amount of future dividends to be received by Guizhou Eakan to set off the Distributable Profits Compensation and any accrued interest to be paid by Guizhou Eakan.

8.6           After this Agreement takes effect, the closing for the transfer of SPV Equities has been completed and the closing for the transfer of the Taibang Equities fails to complete due to legal or administrative proceedings as a result of the objections raised by other shareholders of Guizhou Taibang in connection with validity of this Agreement and the Registered Equity Purchase Agreement or the AIC Registration Procedures for the Taibang Equities, then:

(1)           Guizhou Eakan confirms that, following the completion of the AIC Registration Procedures for the transfer of the SPV Equities, Guiyang Dalin shall become the actual holder of the Taibang Equities and enjoy all investment interests and benefits therefrom, including without limitation voting rights and dividend rights, and that the Guizhou Eakan shall be the nominee holder of the Taibang Equities;

(2)           Guizhou Eakan covenants that, in order to complete the Equity Exchange and the AIC Registration Procedures for the Equity Exchange, Guizhou Eakan shall execute and submit all necessary documents in accordance with requirements of the competent industry and commerce agencies or Guiyang Dalin when conditions for the completion of the Equity Exchange are met.

(3)           If Guiyang Dalin files any arbitration and/or lawsuit before arbitration tribunal and/or court, requesting affirmation of its rights in the Taibang Equities and the completion of the AIC Registration Procedures therefor, Guizhou Eakan shall have the obligation to provide assistance by request of Guiyang Dalin, including without limitation, providing documents and certifications, and testifying and participating in arbitral and/or legal proceedings. Any actual expenses arising therefrom shall be borne by Guiyang Dalin.

If Guizhou Eakan breaches any above-mentioned covenants and refuses to cooperate, as a result of which the AIC Registration Procedures for the Equity Exchange fail to complete, Guiyang Dalin shall have the right to terminate this Agreement pursuant to Section 8.4(1) above and hold Guizhou Eakan liable for such breach.

8.7           Any termination pursuant to Sections 8.2, 8.3, 8.4, 8.5 and 8.6 above shall take immediate effect upon the receipt of the Termination Notice.

Section 9            Tax, Expenditure and Indemnification

9.1           All taxes arising from or in connection with the Equity Exchange shall be paid in accordance with the relevant PRC laws. Except as set forth herein, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereunder shall be paid by the party incurring such costs and expenses.

9.2           If a party suffers actual economic loss due to the other party’s failure to pay taxes and fees in accordance with applicable laws, such other party shall indemnify the party suffering the loss in full.

9.3           Indemnification.

9.3.1        Guiyang Dalin shall indemnify and hold harmless Guizhou Eakan and its affiliates, respective officers, directors, shareholders, employees, agents and representatives (collectively, the “Guizhou Eakan Indemnified Parties”) or any of the Guizhou Eakan Indemnified Parties against any or all loss (including reasonable legal, investigation and defense fees) arising from, attributing to or incurred by the following: (1) Guiyang Dalin’s breach of representations and warranties provided in Section 5 of this Agreement; or (2) Guiyang Dalin’s failure to perform or comply with this Agreement or other relevant transaction documents in connection with the Equity Exchange (if any).

9.3.2        Guizhou Eakan shall indemnify and hold harmless Guiyang Dalin and its affiliates, respective officers, directors, shareholders, employees, agents and representatives (collectively, the “Guiyang Dalin Indemnified Parties”) or any of the Guiyang Dalin Indemnified Parties against any or all loss (including reasonable legal, investigation and defense fees) arising from, attributing to or incurred by the following: (1) Guizhou Eakan’s breach of representations and warranties provided in Section 5 of this Agreement; or (2) Guizhou Eakan’s failure to perform or comply with this Agreement or other relevant transaction documents in connection with the Equity Exchange (if any).

Section 11           Governing Law and Dispute Resolution

11.1         This Agreement shall be governed by, and executed, construed, performed and enforced in accordance with, the laws of the PRC. The validity hereof and dispute resolution in relation hereto shall be subject to the laws of the PRC.

11.2         Dispute Resolution.

11.2.1      Method. Any dispute arising from or in connection with this Agreement shall be resolved through friendly consultation. Such consultation shall begin immediately after one party has delivered to the other party a written notice requesting consultation. If the dispute cannot be resolved within fifteen (15) days after the delivery of such notice, then either party may, pursuant to this Article, submit the dispute to the China International Economic and Trade Arbitration Commission (the “Arbitration Commission”) for arbitration.

11.2.2      Arbitration Tribunal and Selection of Arbitrators. The arbitration shall be conducted under the auspices of the Arbitration Commission. The arbitration tribunal shall consist of three arbitrators. Each party shall appoint one arbitrator within thirty (30) days after it has delivered or received, as the case may be, the request for arbitration. The presiding arbitrator shall be jointly appointed by the disputing parties from the Arbitration Commission’s panel of arbitrators. If the parties fail to jointly appoint the presiding arbitrator, the Chairman of the Arbitration Commission shall appoint an arbitrator as the presiding arbitrator.

11.2.3      Arbitration Venue. The venue of arbitration shall be Beijing.

11.2.4      Arbitration Rules. The arbitration tribunal shall apply the arbitration rules of the Arbitration Commission then in effect.

11.2.5      Arbitral Award. The arbitral award shall be final and binding upon the parties, and if any party fails to honor the arbitral award, the other party may apply to a court of competent jurisdiction to enforce such arbitral award.

Section 12          Miscellaneous

12.6         No Compensation. From the closing of the Equity Transfer, unless otherwise provided hereunder, any disputes in connection with the interests among the shareholders of Guizhou Taibang or in connection with any other shareholders of Guizhou Taibang during the course of its operations under the control of Guiyang Dalin (collectively, the “Taibang Disputes”) shall be resolved by Guiyang Dalin through Guizhou Taibang. The Taibang Disputes shall not concern Guizhou Eakan. Except for the statutory liabilities borne by Guizhou Eakan prior to the closing of the Equity Exchange, Guiyang Dalin shall not, directly or through Guizhou Taibang, claim against Guizhou Eakan with regard to any legal liabilities arising from the Taibang Disputes.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Guiyang Dalin Biotechnology Co., Ltd.

By:	/s/
Name:
Title:

Guizhou Eakan Pharmaceutical Co., Ltd.

By:	/s/
Name:
Title: